                                                                 Exhibit 10.18


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "AGREEMENT") is made as of this 1st day of March, 2000, by and between Liquor.com, Inc., a Delaware corporation (the "COMPANY"), and Jonathan T. McDermott (the "EXECUTIVE").

                                    RECITALS:

         A. The Company is actively engaged in operating an e-commerce site (Liquor.com) which facilitates both the purchase and sending of liquor, wine, and other alcoholic or non-alcholic beverage by businesses and individuals for gift delivery and personal consumption.

         B. The Company is currently expanding its business by further utilizing its existing network of affiliates in the alcholic beverage industry to reduce the cost and increase the efficiency at each tier of the alcholic beverage distribution system.

         C. The Company desires to employ Executive and the Executive desires to be employed by the Company.

         D. As a condition of the Company entering into this Agreement with the Executive, Executive has agreed to execute and deliver the Confidentiality/Invention and Non-Compete Agreement attached hereto as EXHIBIT A (the "CONFIDENTIALITY AGREEMENT").

         NOW, THEREFORE, in consideration of the foregoing and the agreements, covenants and conditions set forth herein, the Executive and the Company hereby agree as follows:

                                    ARTICLE I

                                   EMPLOYMENT

         1.1 EMPLOYMENT. The Company hereby employs, engages and hires Executive, and Executive hereby accepts employment, upon the terms and conditions set forth in this Agreement. The Executive shall serve as an Executive Vice President of Business Development. Executive shall have and fully perform such duties and responsibilities that may be, from time to time, assigned to him by the Company.

         1.2 ACTIVITIES AND DUTIES DURING EMPLOYMENT. Executive represents and warrants to the Company that he is free to accept employment with the Company, and that he has no prior or other commitments or obligations of any kind to anyone else which would hinder or interfere with his acceptance of his obligations under this Agreement, or the exercise of his best efforts as an officer and employee of the Company. During the Employment Term (as defined below), Executive agrees:

             (a) to devote substantially all of his business, time, attention and efforts to the faithful and diligent performance of his services to the Company;

             (b) to faithfully serve and further the interests of the Company in every lawful way, giving honest, diligent, loyal and cooperative service to the Company; and

             (c) to comply with all rules and policies which, from time to time, may be adopted by the Company.


                                   ARTICLE II

                                      TERM

         2.1 TERM. The term of employment under this Agreement shall be one (1) year (the "INITIAL TERM"), commencing on the date of the Agreement (such term of employment, as it may be extended or terminated, is herein referred to as the "EMPLOYMENT TERM"), which Employment Term shall automatically renew for one year periods unless terminated by either party by written notice not less than sixty
(60) days prior to expiration of the then-current term.

         2.2 TERMINATION. The employment of Executive may be terminated as follows:

             (a) By the Company at any time without cause by providing Executive with written notice of termination. If the Company terminates Executive's employment hereunder without cause, the Company shall be obligated to pay Executive's pro-rated base salary only through the actual effective date of termination. In addition, if Executive executes a separation agreement including a general release and a reaffirmation of certain covenants in the Confidentiality Agreement in a form acceptable to the Company, the Company shall pay to Executive, in one lump sum, an amount equal to six (6) months of Executive's base salary.

             (b) By the Company immediately for "CAUSE." For the purpose of this Agreement, "CAUSE" shall mean (i) conduct amounting to fraud, embezzlement, gross negligence, or willful or illegal misconduct in connection with Executive's duties under this Agreement; (ii) any act of dishonesty in connection with the Executive's duties under this Agreement; (iii) the indictment or conviction of Executive by a court of proper jurisdiction of (or his written, voluntary and freely given confession to) a crime which constitutes a felony and/or results in injury to the Company's property, operation or reputation; (iv) any failure by the Executive to perform or observe any duty assigned to Executive hereunder or the breach of any term under this Agreement, which default has continued for a period of five (5) business days after written notice thereof from the Company to the Executive, provided that no notice or cure period shall be required after the first such offense by Executive; or (v) breach of any term of the Confidentiality Agreement, except for an unintentional breach that Executive cures within five (5) business days after written notice thereof from the Company to the Executive. If the Company terminates Executive's employment for Cause hereunder, Company shall be obligated to pay Executive's pro-rated base salary only through the actual effective date of termination and shall have no other payment obligation or liability to Executive under this Agreement or otherwise.

             (c) Upon the death of Executive, and in such event, the Company shall be obligated to Executive's family or estate only for the pro-rated salary and accrued bonus as of the date of Executive's death.

             (d) By either party upon the Total Disability of the Executive. The Executive shall be considered to have a Total Disability for purposes of this Agreement if he is unable by reason of accident or illness to substantially perform his employment duties, and is expected to be in such condition for periods totaling three (3) months (whether or not consecutive) during any consecutive period of twelve (12) months. During a period of disability prior to termination hereunder, Executive shall continue to receive his base salary. If either party terminates Executive's employment upon a Total Disability of the Executive, the Company shall be obligated to pay Executive's pro-rated base salary and accrued bonus, if any, only through the actual effective date of termination.

         2.3 CESSATION OF RIGHTS AND OBLIGATIONS: SURVIVAL OF CERTAIN PROVISIONS. On the date of expiration or earlier termination of the Employment Term for any reason, all of the respective rights, duties, obligations and covenants of the parties, as set forth herein, shall, except as specifically provided herein to the contrary, cease and become of no further force or effect as of the date of said termination, and shall only survive as expressly provided for herein.

         2.4 CESSATION OF COMPENSATION. Upon any termination of the Employment Term, Executive shall be entitled to receive the compensation set forth above in
SECTION 2.2 and expense reimbursement through the date of termination; PROVIDED, HOWEVER, that any compensation or expense reimbursement payable to Executive shall be subject to any set-offs to which the Company may be entitled. Unless specifically required to be paid by law, other compensation and benefits, including accrued vacation time, will not be paid or provided after termination for any reason.


                                   ARTICLE III

                            COMPENSATION OF BENEFITS

         3.1 COMPENSATION.

             (a) During the Employment Term, the Company shall pay Executive a base salary ("BASE SALARY") of One Hundred Fifty Thousand Dollars ($150,000) per year. The Base Salary will be reviewed annually by the Board of Directors with a view to increasing it.

                  (b) The Company shall, in addition to Executive's Base Salary, pay Executive an annual performance bonus (the "PERFORMANCE BONUS") based on the Company obtaining certain targeted financial goals, as established by the Board of Directors of the Company.

         3.2 PAYMENT. All compensation shall be payable in intervals in accordance with the general payroll payment practice of the Company. The compensation shall be subject to such withholdings and deductions by the Company as are required by law.

         3.3 OPTIONS. The Company shall grant to the Executive incentive stock options to purchase 50,000 shares of the Company's common stock at an exercise price equal to $3.52 per share and such other terms and conditions set forth in the Company's 2000 Stock Plan and the option agreement issued thereunder. The option shares shall vest as follows: 20,000 shares upon issuance and 2,000 shares each month thereafter until fully vested.

         3.4 BUSINESS EXPENSES.

             (a) REIMBURSEMENT. The Company shall reimburse the Executive for all reasonable, ordinary, and necessary business expenses incurred by him in connection with the performance of his duties hereunder, including, but not limited to, ordinary and necessary travel expenses and entertainment expenses.

             (b) ACCOUNTING. The Executive shall provide the Company with an accounting of his expenses, which accounting shall clearly reflect which expenses are reimbursable by the Company. The Executive shall provide the Company with such other supporting documentation and other substantiation of reimbursable expenses as will conform to Internal Revenue Service or other requirements. All such reimbursements shall be payable by the Company to the Executive within a reasonable time after receipt by the Company of appropriate documentation therefor.

         3.5 OTHER BENEFITS. Executive shall be entitled to participate in any retirement, pension, profit-sharing, stock option, health plan, incentive compensation and welfare or any other benefit plan or plans of the Company which may now or hereafter be in effect for executive officers of the Company. The Executive shall be entitled to two weeks paid vacation.


                                   ARTICLE IV

                                  MISCELLANEOUS

         4.1 NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given, delivered and received
(a) when delivered, if delivered personally, (b) four days after mailing, when sent by registered or certified mail, return receipt requested and postage prepaid, (c) one business day after delivery to a private courier service, when delivered to a private courier service providing documented overnight service, and (d) on the date of delivery if delivered by telecopy, receipt confirmed, provided that a confirmation copy is sent on the next business day by first class mail, postage prepaid, in each case addressed as follows:

         To Executive at his home address.

         To Company at:       Liquor.com, Inc.
                              4205 W. Irving Park Road
                              Chicago, IL 60641
                              Attn:   Chief Executive Officer
                              Ph:     773-427-8624
                              Fax:    773-427-8628

         With a copy to:      Shefsky & Froelich Ltd.
                              444 North Michigan Avenue
                              Suite 2500
                              Chicago, IL  60611
                              Attention: James R. Asmussen

Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

         4.2 ENTIRE AGREEMENT; AMENDMENTS, ETC. This Agreement and the Confidentiality Agreement, and the option plan and agreements referred to herein contain the entire agreement and understanding of the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter thereof. No modification, amendment, waiver or alteration of this Agreement or any provision or term hereof shall in any event be effective unless the same shall be in writing, executed by both parties hereto, and any waiver so given shall be effective only in the specific instance and for the specific purpose for which given.

         4.3 BENEFIT. This Agreement shall be binding upon, and inure to the benefit of, and shall be enforceable by, the heirs, successors, legal representatives and permitted assignees of Executive and the successors, assignees and transferees of the Company. This Agreement or any right or interest hereunder may not be assigned by Executive without the prior written consent of the Company.

         4.4 NO WAIVER. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder or pursuant hereto shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or pursuant thereto.

         4.5 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but, if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. If any part of any covenant or other provision in this Agreement is determined by a court of law to be overly broad thereby making the covenant unenforceable, the parties hereto agree, and it is their desire, that the court shall substitute a judicially enforceable limitation in its place, and that as so modified the covenant shall be binding upon the parties as if originally set forth herein.

         4.6 COMPLIANCE AND HEADINGS. Time is of the essence of this Agreement. The headings in this Agreement are intended to be for convenience and reference only, and shall not define or limit the scope, extent or intent or otherwise affect the meaning of any portion hereof.

         4.7 GOVERNING LAW. The parties agree that this Agreement shall be governed by, interpreted and construed in accordance with the laws of the State of Illinois, and the parties agree that any suit, action or proceeding with respect to this Agreement shall be brought in the courts of Cook County in the State of Illinois or in the U.S. District Court for the Northern District of Illinois. The parties hereto hereby accept the exclusive jurisdiction of those courts for the purpose of any such suit, action or proceeding. Venue for any such action, in addition to any other venue permitted by statute, will be Cook County, Illinois.

         4.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

         4.9 RECITALS. The Recitals set forth above are hereby incorporated in and made a part of this Agreement by this reference.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered as of the day and year first above written.


                                       LIQUOR.COM, INC.,
                                       a Delaware corporation

                                       By: /s/ Barry Grieff
                                          -------------------------------------
                                               Barry Grieff
                                               Chief Executive Officer

                                       EXECUTIVE:

                                       /s/ Jonathan T. McDermott
                                       ----------------------------------------
                                       Jonathan T. McDermott

                                  EXHIBIT A

                       EMPLOYEE CONFIDENTIALITY/INVENTION
                            AND NON-COMPETE AGREEMENT

          EMPLOYEE CONFIDENTIALITY/INVENTION AND NON-COMPETE AGREEMENT
(this "AGREEMENT") is made and entered into as of March 1, 2000, by and between Liquor.com, Inc., a Delaware corporation, (the "COMPANY"), and Jonathan T. McDermott ("EMPLOYEE").

                                R E C I T A L S:

         A. The Company has offered Employee to become an employee-at-will of the Company upon the terms set forth in Employee's Employment Agreement dated as of March 1, 2000 (the "EMPLOYMENT AGREEMENT").

         B. The Employee desires to accept the Company's offer of employment.

         C. As a condition to the Company entering into the Employment Agreement and the Employee's commencement of his employment with the Company, and in consideration for such employment, the Employee has agreed to become bound by the following covenants that are intended to protect the goodwill and assets of the Company.

         NOW, THEREFORE, in consideration of the foregoing and the agreements, covenants and conditions set forth herein, the Company and Employee hereby agree as follows:

         1. AT WILL EMPLOYMENT. The Employee acknowledges that his employment with the Company is for an unspecified duration and constitutes "at-will" employment. The Employee acknowledges that his employment relationship may be terminated at any time, with or without cause, at the option of either the Company or the Employee, all as further provided for in the Employment Agreement.

         2. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. Employee hereby acknowledges and agrees that the duties and services to be performed by Employee for the Company are special and unique and that as of a result of his employment by the Company, Employee will acquire, develop, learn, and use information of a special and unique nature and value that is not generally known to the public or to the Company's industry, including but not limited to, certain records, secrets, documentation, manner of operation, software programs, price lists, ledgers and general information, employee records, mailing lists, customer lists, customer profiles, prospective customer lists, information regarding its customers or principles, accounts receivable and payable ledgers, financial and other records of the Company or its affiliates, and other similar matters (all such information being hereinafter referred to as "CONFIDENTIAL INFORMATION"). Employee further acknowledges and agrees that the Confidential Information is of great value to the Company and its affiliates and that the restrictions and agreements contained in this Agreement are reasonably necessary to protect the Confidential Information and the goodwill of the Company. Accordingly, Employee hereby agrees that:

              (a) Employee will hold in strictest confidence and will not, during the period he is employed by the Company or at any time thereafter, directly or indirectly, except in connection with Employee's performance of his duties as an employee, or as otherwise authorized by the Company for the benefit of the Company, divulge to any person, firm, corporation, limited liability company, or organization, other than the Company (hereinafter referred to as "THIRD PARTIES"), or use or cause or authorize any Third Parties to use, the Confidential Information, except as required by law; and

              (b) Upon the termination of his employment term for any reason whatsoever, Employee shall deliver or cause to be delivered to the Company any and all Confidential Information, including drawings, notebooks, keys, data and other documents and materials belonging to the Company or its affiliates which is in his possession or under his control relating to the Company or its affiliates, or the Business of the Company (as defined herein), regardless of the medium upon which it is stored, and will deliver to the Company upon such termination of employment any other property of the Company or its affiliates which is in his possession or under his control.

         3.   INVENTIONS.

              (a) INVENTIONS RETAINED AND LICENSED. Attached hereto, as Exhibit A, is a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by Employee prior to his employment with the Company (collectively referred to as "Prior Inventions"), which belong to Employee, which relate to the Company's business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, the Employee represents that there are no such Prior Inventions. If in the course of employment with the Company, the Employee incorporates into a Company product, process or machine a Prior Invention, the Company is hereby granted and shall have a nonexclusive, royalty free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.

              (b) ASSIGNMENT OF INVENTIONS. Employee agrees that he will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assigns to the Company, or its designee, all his right, title and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which Employee may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during his employment with the Company (collectively referred to as "Inventions"). Employee further acknowledges that all original works or authorship which are made by him (solely or jointly with others) within the scope of and during the period of his employment with the Company and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act. Notwithstanding anything to the contrary contained herein, to the extent Employee develops an Invention or process in his spare time, while off the Company premises, in an area not related to the Company's lines of business ("Retained Inventions") then the Company shall have no rights in such Retained Inventions.

              (c) MAINTENANCE OF RECORDS. Employee agrees to keep and maintain adequate and current written records of all Inventions made by Employee (solely or jointly with others) during the term of his employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times, with the exception of Retained Inventions.

              (d) PATENT AND COPYRIGHT REGISTRATIONS. Employee agrees to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Employee further agrees that his obligation to execute or cause to be executed, when it is in his power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of Employee's mental or physical incapacity or for any other reason to secure Employee's signature to apply for or pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent and attorney in fact, to act for and in his behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by Employee. The foregoing shall not apply to Retained Inventions.

         4. NON-COMPETITION COVENANT. Employee acknowledges that the covenants set forth in this SECTION 4 are reasonable in scope and essential to the preservation of the Business of the Company. Employee also acknowledges that the enforcement of the covenants set forth in this SECTION 4 will not preclude Employee from being gainfully employed in such manner and to the extent as to provide a standard of living for himself, the members of his family and the others dependent upon his of at least the level to which he and they have become accustomed and may expect. In addition, Employee acknowledges that the Company has obtained an advantage over its competitors as a result of its name, location and reputation that is characterized by near permanent relationships with principals, suppliers and other contacts which it has developed at great expense. Furthermore, Employee acknowledges that competition by him following the termination of his employment would impair the operation of the Company beyond that which would arise from the competition of an unrelated third party with similar skills. Employee shall not, during the period he is employed by the Company and for one year from the date of termination of his employment (the "RESTRICTED PERIOD"), directly or indirectly, engage in or become directly or indirectly interested in any proprietorship, partnership, firm, trust, company, limited liability company or other entity (whether as owner, partner, lessor, licensor, trustee, beneficiary, stockholder, member, or otherwise) that competes with the Company or its affiliates, in the Business of the Company (as defined herein) in the Restricted Territory (as defined herein); PROVIDED, HOWEVER, that nothing set forth in this SECTION 4 shall prohibit Employee from owning not in excess of 5% in the aggregate of any class of capital stock of any corporation if such stock is publicly traded and listed on any national or regional stock exchange or reported on the National Association of Securities Dealers Automated Quotations. For purposes of this Agreement, (i) the term "BUSINESS OF THE COMPANY" shall mean being engaged in operating an e-commerce site that offers (1) gift delivery and promotional services; and (2) services to producers, distributors, wholesalers, retailers, taverns, nightclubs, restaurants and others who purchase, manufacture, sell and distribute products involving liquor, wine, spirits or any other alcholic beverage, and such other products as the Company may handle at the time of Employee's termination; and (ii) the term "RESTRICTED TERRITORY" means any state in the United States of America. The Employee specifically acknowledges that the Business of the Company is not naturally restricted by any geographic boundaries.

         5. NON-SOLICITATION COVENANT. Employee hereby covenants and agrees that during the Restricted Period, he shall not directly or indirectly induce, attempt to induce or hire any employee (or any person who was an employee during the year preceding the date of any solicitation) of the Company or its affiliates to leave the employment of the Company or its affiliates, or in any way interfere with the relationship between any such employee of the Company or its affiliates. Employee hereby further covenants and agrees that during the Restricted Period he shall not directly or indirectly, solicit, interfere with, or endeavor to entice away from the Company, any person, firm, corporation, limited liability company or other entity that is a manufacturer, retailer, wholesaler, distributor, or other person who is a part of the Company's network of business who use the Company's services.

         6.   REMEDIES.

              (a) INJUNCTIVE RELIEF. Employee expressly acknowledges and agrees that the Business of the Company is highly competitive and that a violation of any of the provisions of SECTIONS 2, 3, 4 AND 5 would cause immediate and irreparable harm, loss and damage to the Company not adequately compensable by a monetary award. Employee further acknowl edges and agrees that the time periods and territorial areas provided for herein are the minimum necessary to adequately protect the Confidential Information/Inventions and Business of the Company. Without limiting any of the other remedies available to the Company, at law or in equity, or the Company's right or ability to collect money damages, Employee agrees that any actual or threatened violation of any of the provisions of SECTIONS 2, 3, 4 AND 5 may be restrained or enjoined by any court of competent jurisdiction, and that a temporary restraining order or emergency, preliminary or final injunction may be issued in any court of competent jurisdiction, without notice and without bond.

              (b) ENFORCEMENT. It is the desire of the parties that the provisions of SECTIONS 2, 3, 4 AND 5 be enforced to the fullest extent permissible under the laws and public policies in each jurisdiction in which enforcement might be sought. Accordingly, if any particular portion of SECTIONS 2, 3, 4 AND 5 shall ever be adjudicated as invalid or unenforceable, or if the application thereof to any party or circumstance shall be adjudicated to be prohibited by or invalidated by such laws or public policies, such section or sections shall be (i) deemed amended to delete therefrom such portions so adjudicated or (ii) modified as determined appropriate by such a court, such deletions or modifications to apply only with respect to the operation of such section or sections in the particular jurisdictions so adjudicating on the parties and under the circumstances as to which so adjudicated.

              (c) LEGAL FEES. Employee shall reimburse the Company for all reasonable costs and expenses, including but not limited to, attorney fees, incurred by the Company in connection with the enforcement of the provisions set forth in this Agreement if the Company prevails.

         7. ASSIGNMENT AND SUCCESSION. The rights and obligations of the parties under this Agreement shall inure to the benefit of and be binding upon their successors and assigns.

         8. APPLICABLE LAW. The parties agree that this Agreement shall be governed by, interpreted and construed in accordance with the laws of the State of Illinois.

         9. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the agreements referred to herein or therein contain the entire understanding of the parties hereto with regard to the subject matter contained herein, and supersedes all prior agreements, understandings or intents between the parties hereto. This Agreement may be amended, modified or supplemented only pursuant to SECTION 6(a) or by a writing signed by the parties hereto.

         10. WAIVERS. Any term of this Agreement may be waived by the party or parties entitled to the benefits thereof but only by a writing executed by such party. No waiver or any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

         11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed and delivered by each of the parties hereto.

         12. RECITALS: The Recitals set forth above are hereby incorporated in and made a part hereof by this reference.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                         LIQUOR.COM, INC.
                                         a Delaware corporation

                                         By: /s/ Barry Grieff
                                             --------------------------------
                                             Barry Grieff
                                             Chief Executive Officer

                                         /s/ Jonathan T. McDermott
                                         ------------------------------------
                                         Jonathan T. McDermott